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                                          OREGON STEEL MILLS, INC.

                                                                                                        EXHIBIT 11.0

                                       STATEMENT REGARDING COMPUTATION
                                             OF PER SHARE EARNINGS
                                  (In thousands, except per share data amounts)


                                                                       Three Months Ended          Nine Months Ended
                                                                          September 30                September 30
                                                                       -------------------         -----------------
                                                                        1994          1993          1994        1993
                                                                       -----         -----         -----       -----
Weighted average number of common
  shares outstanding                                                   19,378       19,348         19,374     19,183

Common stock equivalents arising
  from 598 shares of stock to be
  issued March 2003.                                                      598          598            598        598
                                                                       ------       ------         ------     ------

                                                                       19,976       19,946         19,972     19,781
                                                                       ======       ======         ======     ======

Net income                                                            $  (494)     $    20        $ 6,632    $16,040
                                                                      =======      =======        =======    =======

Primary and fully diluted
  net income per common and
  common equivalent shares                                              $(.02)         $.0           $.33       $.81
                                                                        =====          ===           ====       ====
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